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EXHIBIT A
                            JOINT FILING AGREEMENT
                            ----------------------

      The undersigned hereby agree that the Statement on Schedule 13D to which this Agreement is attached, relating to shares of Common Stock, par value $.005 per share, of College Television Network, Inc., and any amendments to such statement, will be filed on behalf of each of the undersigned.

      This Agreement may be executed in two (2) or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

      Agreed this 16th day of November, 1998.


                              U-C HOLDINGS, L.L.C.

                              By: Willis Stein & Partners, L.P.
                                  Its Managing Member

                              By: Willis Stein & Partners, L.L.C.
                                  Its General Partner

                              By: /s/ Avy H. Stein
                                  ----------------
                                  Avy H. Stein
                                  Its Manager


                              /s/ John R. Willis
                              ------------------
                              John R. Willis


                              /s/ Avy H. Stein
                              ----------------
                              Avy H. Stein


                              /s/ Beth F. Johnston
                              --------------------
                              Beth F. Johnston


                              /s/ Daniel M. Gill
                              ------------------
                              Daniel M. Gill


                              /s/ Daniel H. Blumenthal
                              ------------------------
                              Daniel H. Blumenthal